Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

1)Registration Statement on Form S-8 (File Nos. 333-222733 and 333-243724) pertaining to the Stericycle, Inc. Amended and Restated Employee Stock Purchase Plan,

2)Registration Statements on Form S-8 (File Nos. 333-66544 and 333-192235) pertaining to the Stericycle, Inc. Employee Stock Purchase Plan, as amended,

3)Registration Statement on Form S-8 (File No. 333-127353) pertaining to the Stericycle, Inc. 2005 Incentive Stock Plan, as amended,

4)Registration Statement on Form S-8 (File No. 333-152877) pertaining to the Stericycle, Inc. 2008 Incentive Stock Plan, as amended,

5)Registration Statement on Form S-8 (File No. 333-176165) pertaining to the Stericycle, Inc. 2011 Incentive Stock Plan, as amended,

6)Registration Statement on Form S-8 (File No. 333-201236) pertaining to the Stericycle, Inc. 2014 Incentive Stock Plan, as amended,

7)Registration Statement on Form S-8 (File No. 333-214611) pertaining to the Stericycle, Inc. Canadian Employee Stock Purchase Plan,

8)Registration Statement on Form S-8 (File No. 333-222735) pertaining to the Stericycle, Inc. 2017 Long-Term Incentive Plan, as amended, and

9)Registration Statement on Form S-8 (File No. 333-256491) pertaining to the Stericycle, Inc. 2021 Long-Term Incentive Plan;

of our reports dated February 28, 2024, with respect to the consolidated financial statements of Stericycle, Inc. and the effectiveness of internal control over financial reporting of Stericycle, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2023.

/s/ Ernst & Young LLP

Chicago, Illinois
February 28, 2024